2Q17 Investor Deck May - June, 2017 Exhibit 99.1

Table of Contents Topic Page # Profile 3-8 Net Interest Income and Asset Sensitivity 9-13 Fee Income and Efficiencies 14-19 Balance Sheet 20-26 Credit 27-34 Capital and Liquidity 35-39 Long-term Targets and 2017 Expectations 40-42 Non-GAAP and FLS 43-49 2

Profile 3

Regions Banking Franchise (1) Full Service branches as of 03/31/2017 (2) Source: SNL Financial as of 6/30/2016 Regions aims to be the premier regional financial institution in America 4

Strength of our Markets 5 Market Rank in Core States 78% of total deposits are in our core states Alabama - Mississippi - Florida Louisiana - Tennessee - Arkansas 78% High Market Share, High Growth Markets Source: SNL Financial As of 6/30/2016 FDIC summary

Strength of our Markets - our 15 state footprint 6 1. Source: Bureau of Labor Statistics through March 2017; Data pulled May 2, 20172. Source: Auto Alliance; Data ; Data pulled May 2, 2017 3. Source: Automotive News Light Vehicle Production by state for 2016 4. Source: Based on Total Domestic Shipping Tonnage by state; U.S. Army Corps of Engineers, as of 2015 5. Bureau of Economic Analysis; non-durable goods is as a percent of the non-durable good subcomponent of gdp, as of 2015 Of all new jobs created in the US since 2009 were in our footprint(1) Of all US automotive employment is in our footprint(2) Of all US light vehicle production is within our footprint(3) Of all US port trade tonnage(4) traveling through ports in our footprint Of non-durable goods manufacturing occurs in our footprint(5) Of the total US GDP is within our footprint(5) 61% 50% 36% 43% 44% 58%

Regions Receives Top Honors 7

Strategic Initiatives 8

Net Interest Income and Asset Sensitivity 9

Improving net interest income(1) and net interest margin Net Interest Income and Other Financing Income (FTE) Net Interest Margin 1Q16 2Q16 3Q16 4Q16 1Q17 $883 $869 $856 $874 $881 3.19% 3.15% 3.06% 3.16% 3.25% • Net interest income(1) (FTE) increased $7 million or 1%, and the net interest margin increased 9 basis points ◦ Both margin and income benefited from higher interest rates and lower premium amortization, partially offset by lower average loan balances ◦ Margin benefited further from two less days in the quarter • Premium amortization on mortgage related securities declined to $38 million during the quarter ◦ If interest rates remain at current levels, or rise further, run rate expected in the low- to-mid $30 million range • Expect 2Q17 NIM expansion of 3-5 bps, in spite of negative impact of one additional day in the quarter ($ in millions) 10 Net interest income(1) and net interest margin (1) Net interest income and other financing income 1Q17 Results and Outlook 2017 Guidance - Net interest income(1) growth of 3%-5%

Interest Rate Risk Exposure
(as of March 31, 2017)

- Naturally asset sensitive balance sheet poised to benefit from rising interest rates
  - 45% of loans are floating rate, including hedges[1]
  - $32B of net contractual[3] floating rate exposure[1][2]
  - Long-term sensitivity primarily driven by execution of fixed-rate lending strategies; reinvestment of fixed-rate securities also a contributor; diminishing impact from premium amortization at current rate levels
  - Funded mostly (90%) by large, predominantly consumer deposit franchise, which is 44% fixed rate (non-interest bearing or time)
- Loan hedges[1] used at the margin to protect earnings under low rates, while allowing for NII to expand as rates rise
- Deposit betas were roughly 54% through the last cycle[4], at the lower end of peers

Portfolio Compositions



Assets
Other 16%
Securities 20%
$125B
Loans 64%
Liabilities
Deposits 90%
$109B
Borrowings 8%
Other 2%
Loans[1][2]
Fixed 55%
$80B
Floating 45%
Deposits
Time 7%
Non-Interest Bearing Checking 37%
$99B
IB Checking, Money Market & Savings 56%
Wholesale Borrowings[1]
Fixed 72%
$8B
Floating 28%

Contractual[3] Floating Rate Exposure[1][2]



($ in billions)
$12.6B
$20.1B
$1.8B
$2.4B
$12.6B
$20.1B
-$0.5B
FF/Prime
1M Libor
3M Libor
Assets
FF/Prime
1M Libor
3M Libor
Liabilities
FF/Prime
1M Libor
3M Libor
Net Exposure

1. Including balance sheet hedges ($8.25B receive fixed loan swaps, $1.85B received fixed debt swaps); the March 31, 2017 cash flow interest rate swap notional value includes the termination of $1.75 billion hedges that were transacted after quarter end
2. ARM mortgage loans are included as floating rate loans
3. Excluding management priced deposits
4. Last rising rate cycle measured from 2Q04 – 2Q07

11

REGIONS

Interest Rate Risk Assumptions (as of March 31, 2017) Standard Interest Rate Risk Scenario Assumptions 12 1. Growth expectations exclude the impact of third-party indirect-vehicle portfolio 2. Impacts of stresses to standard shock scenario are applied independently; not cumulative 3. Including balance sheet hedges ($8.25B receive fixed loan swaps, $1.85B received fixed debt swaps); the March 31, 2017 cash flow interest rate swap notional value includes the termination of $1.75 billion hedges that were transacted after quarter end Assumption Sensitivity Analysis (2)(3) ($ in millions)

Interest Bearing Deposits by Customer Type(1) ($ in billions) Non-Interest Bearing Deposits by Customer Type(1) ($ in billions) 1Q16 2Q16 3Q16 4Q16 1Q17 17 18 18 18 18 17 $34 17 $35 17 $35 17 $35 17 $35 $56 $8 $28 $4 Other Segment Deposit Advantage Deposits by Customer Type(1) (Retail vs. Business) • Retail deposits consist of consumer and private wealth accounts and represent 65% of total deposits • Business deposits consist of corporate, institutional and other accounts and represent 35% of total deposits ◦ Indexed deposits are approximately 6% of interest bearing deposits • 64% of total average 1Q17 deposits are interest bearing deposits • More than 40% of our consumer low-cost deposit dollars have been customers for over 10 years • Deposit MSA stratification ◦ ~50% of deposits <1M people ◦ ~35% of deposits <500K people 1Q16 2Q16 3Q16 4Q16 1Q17 44 44 44 45 46 20 $64 18 $62 19 $63 18 $63 17 $63 13 Consumer Segment Private Wealth* Corporate Segment Institutional Trust* $2 * Private Wealth and Institutional Trust deposits are combined into the Wealth Management Segment. (1) Average Balances 1Q17, ($ in billions)

Fee Income and Efficiencies 14

Creating sustainable franchise value (1) Non-GAAP; see appendix for reconciliation ($ in millions) 15 Non-interest income Capital markets Mortgage income Other Wealth management income Card and ATM fees Service charges on deposit accounts Selected items 1Q16 2Q16 3Q16 4Q16 1Q17 41 38 42 31 32 38 46 46 43 41 69 68 78 59 56 106 103 107 103 109 95 99 105 103 104 159 $506 166 166 173 168 $510 6 $526 55 $599 10 $522 • Non-interest income decreased $12 million or 2% QoQ; adjusted non-interest income(1) decreased $2 million QoQ, but increased $2 million YoY ◦ Wealth management income increased 6% QoQ and 3% YoY ◦ Card and ATM income increased 1% QoQ and 9% YoY ◦ Mortgage income decreased 5% QoQ, but increased 8% YoY; expect recent MSR purchases to help offset lower production ◦ Capital markets income increased 3% QoQ; expect incremental M&A advisory income growth throughout remainder of 2017 • Expect 1Q17 adjusted non-interest income to represent low-point for the year 1Q17 Results and Outlook 2017 Guidance - Adjusted non-interest income growth of 1%-3% (2)

Diversified fee income Note: Excludes Other Segment information of $10mm in 1Q17 ($ in millions) 16 Fee revenue by Segment • Seasonally lower 1Q17 service charges are expected to increase throughout 2017 consistent with growth in checking accounts and households • Card and ATM fee growth is expected to continue consistent with growth in active cards and increased transactions • Mortgage income expected to hold up in spite of rising rate environment due to predominance of purchase volume, expanded home loan direct channel, and support from recent servicing purchases Consumer Consumer $275 Wealth $111 Corporate $114 Wealth • Growth in investment services and Private Wealth contributed to a 6% increase in wealth management income in the first quarter ◦ Wealth management relationships increased 3% QoQ ◦ Assets under management increased 4% QoQ • Growth from prior insurance lift-outs and increases in the number of investment advisors are expected to drive additional growth Corporate • Capital markets income is expected to improve throughout the remainder of the year • Additional contributions from M&A advisory services, loan trading, CMBS, and syndications, are expected to contribute to this growth

Investing in Fee Income Growth Initiatives

2015-2016

- † GreenSky
- † Fundation
- † CMBS Origination
- † Regions.com powered by Avant
- † Mortgage Servicing Rights Acquisitions
- † Financial Consultants
- † Retail Bankers
- † Insurance lift-outs and acquisitions
- † M&A Advisory
  - BlackArch Acquisition
- † Multi-family Debt Placements
- † Affordable Housing
  - First Sterling Acquisition
- † Treasury Platform

2017-2018

- Additional Point-of-Sale Opportunities
- Expansion of Mortgage Home Loan Direct Channel
- Additional Mortgage Servicing Rights Acquisitions
- Loan Sales & Trading
- Fixed Income Sales & Trading
- Multi-family Debt Placements
- Grow Affordable Housing
- Treasury Management Platform
- Insurance Acquisitions
- De-Novo Branch Additions
- Digital Loan Offers
- Additional Retail Bankers

17

REGIONS

Prudently managing expenses 1Q16 2Q16 3Q16 4Q16 1Q17 843 889 912 877 872 26 26 22 22 5 1,754 (1) Non-GAAP; see appendix for reconciliation ($ in millions) Selected Items(1)Adjusted Non-Interest Expense(1) $869 $915 18 $934 26 $899 $877 Non-interest expenses 5 • Expenses decreased $22 million or 2%; adjusted expenses(1) decreased $5 million or 1% ◦ Salaries and Benefits increased 1% as seasonal increases in payroll taxes were partially offset by declines in production- based incentives ◦ Professional, legal and regulatory decreased 15% ◦ Net occupancy decreased 4% • Adjusted efficiency ratio(1) improved 50 bps to 62.7% • Expect 2Q17 increase in salaries and benefits associated with merit and long-term incentive grant, as well as increases associated with higher production-based incentives 1Q17 Results and Outlook 2017 Guidance - Adjusted non-interest expenses 0%-1%; full year efficiency ratio ~62%

Focus on Efficiency Remains Firmly Intact 19 Operational Efficiencies Branch and Real Estate Optimization Third-Party Discretionary and Other • Staffing levels decreased more than 1,200 or 5% in 2016 • Universal Banker deployed in all branches allowing for the migration of non-cash transactions away from the teller line • Six Sigma deployed to review and optimize business processes throughout the organization and has resulted in numerous efficiency and cost saving opportunities • Certain organizational units have been realigned to better achieve efficiencies • Realignment of incentive programs • Total square footage has declined by approximately 5% from 2015 • Consolidated 103 branches in 2016 • Another 27 branches previously announced to be consolidated were closed during 2Q17 • Eliminated or reduced office space by consolidating corporate locations into high volume workspaces • Renegotiation or cancellation of third party agreements • Curtailment of discretionary expenses (i.e. travel and entertainment, conferences, etc.)

Balance Sheet 20

Average loans and leases 1Q16 2Q16 3Q16 4Q16 1Q17 $81.5 $82.0 $81.3 $80.6 $80.2 Prudently managing loans ($ in billions) 21 • Average Consumer and Business loans declined during 1Q17 • Consumer lending was impacted by exit of third-party indirect- vehicle portfolio and sale of affordable housing mortgage loans in 4Q16 ◦ Continue to experience loan growth in credit card, home equity loans, indirect-other, and direct lending categories • Business lending was impacted by continued focus on achieving appropriate risk-adjusted returns, the de-risking of certain portfolios and asset classes, and ongoing softness in demand for middle market commercial and small business loans ◦ Continue to pass on loan opportunities due to price and/or structure ◦ Continue to reduce exposure to energy and multi- family ◦ Customer optimism has yet to translate into balance sheet growth 1Q17 Results and Outlook 2017 Guidance - Excluding the impact of the third-party indirect-vehicle portfolio, full-year average loans are expected to be flat to slightly down compared to the prior year. Expect modest growth of average and ending loans on a sequential linked-quarter basis throughout the rest of 2017.

Mortgage $13.5 Indirect-Vehicles $2.1 Indirect-Vehicles Third-Party $1.8 Indirect-Other $0.9 Home Equity $10.6 Credit Card $1.2 Other $1.1 Consumer Lending Average consumer loans ($ in billions) 22 • Consumer lending decreased 1% in 1Q17 ◦ Impacted by exit of third-party indirect- vehicle portfolio and sale of affordable housing mortgage loans in 4Q16 ◦ Full-year average decline from third-party indirect vehicle portfolio expected between $500-$600 million ◦ Average home equity lines of credit continue to decline faster than growth in home equity loans • Expect growth in 2017 from residential mortgage, home equity loans, consumer credit card, indirect- other and direct consumer categories ◦ Regions' mortgage production is weighted heavily to purchase, and the contribution from online home loan direct channel is expected to increase helping to offset lower mortgage production associated with rising interest rates 1Q17 Results and Outlook 1Q16 2Q16 3Q16 4Q16 1Q17 $30.5 $30.8 $31.1 $31.4 $31.2 $31.2B

Average business loans Business Lending ($ in billions) 23 • Business lending remained relatively stable in 1Q17 with continued focus on improving risk- adjusted returns and reducing exposures ◦ Direct energy and multi-family loans decreased $240 million ◦ Optimism has yet to materialize into meaningful loan growth • Expect the pace of average energy and multi- family declines to slow from 1Q levels • Expect average CRE-owner occupied portfolios to continue to decline but at a modest pace • Average commercial & industrial loans grew $181 million in 1Q17 ◦ Expect continued growth in 2017 with contributions from technology & defense, healthcare, power & utilities, and asset-based lending 1Q17 Results and Outlook Commercial and industrial $35.3 CRE Mortgage - OO $6.8 CRE Construction - OO $0.4 IRE - Mortgage $4.2 IRE - Construction $2.2 $48.9B 1Q16 2Q16 3Q16 4Q16 1Q17 $51.0 $51.2 $50.2 $49.1 $48.9

Average deposits by type Solid Deposit Mix Low-cost deposits Time deposits + Other 1Q16 2Q16 3Q16 4Q16 1Q17 90.4 90.2 90.5 91.0 90.8 7.4 $97.8 7.3 $97.5 7.4 $97.9 7.5 $98.5 7.2 $98.0 ($ in billions) 24 ($ in billions) Average deposits by segment Consumer Bank Corporate Bank Wealth Management Other 1Q16 2Q16 3Q16 4Q16 1Q17 53.5 54.7 55.2 55.6 56.2 27.6 27.6 28.3 28.7 28.2 12.3 11.3 10.6 10.2 10.0 4.4 $97.8 3.9 $97.5 3.8 $97.9 4.0 $98.5 3.6 $98.0 • Average deposits decreased $530 million in 1Q17 ◦ Consumer deposits increased 1% ◦ Corporate deposits decreased 2% driven by seasonality and profitability decisions ◦ Wealth Management deposits decreased 2% as a result of ongoing strategic reductions of certain collateralized deposits ◦ Other deposits declined 9% due to strategic decline in higher cost retail brokered sweep deposits ◦ Deposit costs remained near historically low levels at 14 basis points ◦ Funding costs remained low at 32 basis points • Expect continued growth in low-cost consumer deposits will offset the strategic declines in collateralized and brokered deposits in 2017 1Q17 Results and Outlook 2017 Guidance - Full year average deposits are expected to be relatively stable with the prior year

Securities Portfolio 25 • Portfolio is managed within the construct of the overall balance sheet and risk management process • Well constructed and expected to perform well in a variety of economic environments • Supportive of both regulatory and market liquidity objectives • Selective when purchasing MBS - choose loan characteristics that offer prepayment protection while preserving upside in rising rate scenario • Supplement MBS with bullet like assets such as Agency & Non-Agency CMBS and Investment Grade Corporate Bonds • ~4.3yr duration with relatively modest extension risk from current levels Agency/UST 1% Agency MBS 74% Agency CMBS 16% Non-agency CMBS 3% Corporate Bonds 5% Other Credit Related 1% (1) Includes both AFS and HTM securities at 3/31/2017 Securities Portfolio Composition(1) ($ in millions) $25.3B

Historical Debt Profile Unsecured Secured (FHLB) Total Debt as a % of Assets 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 3.16 3.16 2.31 3.06 3.06 3.55 4.15 3.50 3.50 3.50 3.00 5.31 4.25 7.31 5.25 8.31 4.25 7.80 4.75 8.90 2.50 6.00 4.25 7.75 2.50 6.00 2.58% 4.35% 5.85% 6.58% 6.20% 7.04% 4.79% 6.14% 4.82% Balance Sheet Optimization • Regions actively manages its debt profile in response to balance sheet changes and growth dynamics • Actions include tender offers for unsecured issuances as well as active management of FHLB advances • During 2016, repurchased $649 million of 2.00 percent senior notes • At 3/31/17, weighted average interest rate for FHLB advances was 1.0 percent and the weighted average remaining maturities was 0.4 years 26 Note: Balances exclude valuation adjustments on hedged long-term debt and capital lease obligations.

Credit 27

Stable asset quality

Net charge-offs and ratio

($ in millions)



$68
$68
0.34%
$72
$55
0.35%
$17
$54
$48
0.26%
$6
$83
$69
0.41%
$14
$100
$87
0.51%
$13
1Q16
2Q16
3Q16
4Q16
1Q17
Net Charge-Offs (Direct Energy)
Net Charge-Offs (Non-Energy)
Net Charge-Offs ratio

NPLs and coverage ratio[1]

($ in millions)



$993
132%
116%
$1,025
124%
112%
$1,078
123%
104%
$995
138%
110%
$1,004
135%
106%
1Q16
2Q16
3Q16
4Q16
1Q17
NPLs (1)
Coverage Ratio
Coverage excluding Direct Energy (2)

Criticized Business Loans

($ in millions)



$3,625
2,425
1,200
$3,664
2,586
1,078
$3,742
2,718
1,024
$3,612
2,641
971
$3,538
2,671
867
1Q16
2Q16
3Q16
4Q16
1Q17
Criticized (Direct Energy)
Criticized (Non-Energy)

1Q17 Results and Outlook

- Net charge-offs include the impact of 3 large dollar commercial charge-offs totaling approximately $39 million
- Provision for loan losses $30 million less than net charge-offs primarily attributable to a reduction in loans outstanding and overall net improvement in energy portfolio
- Allowance for loan losses, as a percent of non-accrual loans, was 106%; Excluding direct energy this ratio decreased linked quarter from 138%[2] to 135%[2]
- Delinquencies decreased 16% driven by improvement in consumer loan categories
- Direct energy charge-offs totaled $13 million during the quarter; Given current market conditions, expect additional energy losses to be less than $27 million during remainder of 2017

(1) Excludes loans held for sale
(2) Non-GAAP; see appendix for reconciliation

28

REGIONS

29 Significant Improvement in Asset Quality Net Charge-Offs Non-Performing Loans 4Q 10 4Q 11 4Q 12 4Q 13 4Q 14 4Q 15 4Q 16 $682 $100 $3,160 $1,004 Net Charge-Offs and NPLs have significantly improved 1Q1 7

Retail lending overview

	As of 3/31/17					
($ in millions)	Loan Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized	# of Clients *
REITs	$1,503	$2,796	54%	$0	—%	28
IRE	1,074	1,168	92%	28	3%	366
C&I	1,410	2,464	57%	54	4%	7,146
CRE-OO	690	723	95%	38	6%	1,377
ABL	695	1,829	38%	22	3%	29
Total Retail [(1)]	$5,372	$8,980	60%	$142	3%	8,946

Total retail

- REIT portfolio consists of a small number of credits, all of which are investment grade
- IRE portfolio is widely distributed; largest tenants typically include 'basic needs' anchors
- Approximately $250 million of outstanding balances across the REIT and IRE portfolios relate to shopping malls
- C&I retail portfolio is also widely distributed; largest categories include:
  - Motor vehicle & parts dealers ~$450 million outstanding to ~1,120 clients
  - Building materials, garden equipment & supplies ~ $240 million outstanding to ~700 clients
  - Non-store retailers ~$180 million outstanding to ~270 clients
  - Less than $70 million outstanding to clothing & accessories
- CRE-OO portfolio consists primarily of small strip malls and convenience stores
- ABL portfolio is collateralized primarily by inventory and accounts receivable
- Generally, well placed retail centers continue to perform well with low vacancy rates
- Regions has not been impacted by recent big name bankruptcies; continue to watch the sector closely

(1) Does not include $43 million of retail related operating leases and $1 million of retail related loans held for sale.
* Represents the number of clients with loan balances outstanding.

30

REGIONS

Energy lending overview

	As of 3/31/17					As of 12/31/16				
($ in millions)	Loan / Lease Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized	Loan / Lease Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized
Oilfield services and supply (OFS)	$647	$1,015	64%	$375	58%	$754	$1,186	64%	$431	57%
Exploration and production (E&P)	664	1,298	51%	445	67%	702	1,301	54%	492	70%
Midstream	502	1,152	44%	27	5%	445	1,044	43%	28	6%
Downstream	83	278	30%	16	19	77	270	29%	17	22%
Other	117	256	46%	3	3%	119	264	45%	3	3
Total direct	2,013	3,999	50%	866	43%	2,097	4,065	52%	971	46%
Indirect	514	913	56%	112	22%	536	982	55%	119	22%
Direct and indirect	2,527	4,912	51%	978	39%	2,633	5,047	52%	1,090	41%
Operating leases	119	119	—	61	51%	131	131	—	71	54%
Total energy	$2,646	$5,031	53%	$1,039	39%	$2,764	$5,178	53%	$1,161	42%

Total energy

- Total outstandings and commitments declined primarily due to paydowns and payoffs
- Allowance for loan and lease losses was 6.1% of direct energy balances at 3/31/17 vs 7.0% at 12/31/16
- No second lien exposure outstanding within the energy portfolio
- Leveraged loans account for 22% of energy related balances; the majority are Exploration & Production and Midstream
- Energy charge-offs are $13 million for 1Q17
- Given current credit conditions, additional energy charge-offs for the remainder of 2017 are expected to be less than $27 million
- Under a stressed scenario with oil averaging below $25, incremental losses could total $100 million over the next 8 quarters
- Utilization rate has remained between 40-60% since 1Q15
- 15% of direct energy loans are on non-accrual status
- ALLL/NPL excluding direct energy is 135%[1] at year end

Note: Securities portfolio contained ~$4MM of high quality, investment grade corporate bonds that are energy related at 3/31/17, down from ~$11MM at 12/31/16. A leveraged relationship is defined as senior cash flow leverage of 3x or total cash flow leverage of 4x except for Midstream Energy which is 6x total cash flow leverage.

(1) Non-GAAP; see appendix for reconciliation

31

REGIONS

Energy lending - Oil Field Services and Exploration & Production detail

Type	As of 3/31/17 ($ in millions)	# of Clients*	Commentary
Marine	$414	8	Sector remains under stress. Approximately 45% of marine outstandings are under contract for remainder of 2017.
Integrated OFS	117	8	Improving conditions for companies servicing onshore activity. Average utilization remains at 34% indicating clients have ample liquidity.
Compression	63	3	Linked to movement of natural gas. Sector is more stable and lower risk than other sectors.
Fluid Management	11	3	Improvement in this sector as rig counts have improved. Exposure is minimal after recent payoffs.
Pre-drilling / Drilling	42	2	Outlook for onshore drillers is improving. Offshore drillers remain stressed; however Regions only has minimal exposure to offshore drillers.
Total Oil Field Services (OFS)	$647	24	
Exploration and production (E&P)	$664	26**	
Total OFS and E&P	$1,311		

OFS Portfolio

- 46% shared national credit (SNC) loans
- 64% utilization rate compared to 65% in 4Q16
- 88% Non-pass rated (criticized) loans paying as agreed

E&P Portfolio

- Majority of borrowing is senior secured
- 97% shared national credit (SNC) loans
- 51% utilization rate compared to 54% in 4Q16
- Essentially all non-pass rated (criticized) loans paying as agreed

*Represents the number of clients that comprise 75% of the loan balances outstanding.
**Represents the number of clients that comprise 90% of the loan balances outstanding.

32

REGIONS

Commercial - Non-Energy, $2,191 Investor Real Estate, $217 Consumer Real Estate Secured, $1,117 Consumer Non-Real Estate Secured, $289 Commercial - Energy (Direct), $437 Loan balances by select states Texas Louisiana Note: Intelligence from our customer assistance program (CAP) reveals no noticeable increase in assistance requests in these markets to date. Commercial - Non- Energy, $4,377 Investor Real Estate, $1,167 Consumer Real Estate Secured, $1,054 Consumer Non-Real Estate Secured, $949 Commercial - Energy (Direct), $1,019 Investor Real Estate Balances by City ($ in millions) Office Retail Multi-Family Single Family Other Total Houston $42 $48 $211 $64 $17 $382 Dallas 131 32 176 55 30 424 San Antonio — 26 49 43 46 164 Other 16 60 90 3 28 197 Total $189 $166 $526 $165 $121 $1,167 Investor Real Estate Balances by City ($ in millions) Office Retail Multi-Family Single Family Other Total Baton Rouge $37 $13 $8 $50 $21 $129 New Orleans 5 8 1 1 6 21 Other 1 43 5 1 17 67 Total $43 $64 $14 $51 $44 $217 $4.3B$8.6B 33

Loan balances by select states Alabama Mississippi Commercial - Non- Energy, $4,870 Investor Real Estate, $290 Consumer Real Estate Secured, $3,585 Consumer Non-Real Estate Secured, $833 Commercial - Non-Energy, $1,539 Investor Real Estate, $133 Consumer Real Estate Secured, $942 Consumer Non-Real Estate Secured, $334 Commercial - Energy (Direct), $41 $3.0B$9.6B Investor Real Estate Balances by City ($ in millions) Office Retail Multi- Family Single Family Other Total Birmingham $15 $21 $5 $20 $24 $85 Huntsville 82 17 6 6 3 114 Mobile / Baldwin County 1 18 3 2 9 33 Other 7 11 19 9 12 58 Total $105 $67 $33 $37 $48 $290 Investor Real Estate Balances by City ($ in millions) Office Retail Multi-Family Single Family Other Total North Mississippi — — — — $80 $80 Jackson/Other 4 3 17 1 2 27 Gulfport / Biloxi / Pascagoula — — 18 — 8 26 Total $4 $3 $35 $1 $90 $133 Commercial- Energy (Direct), $10 34

Capital and Liquidity 35

Solid Liquidity • Regions has a strong, core funded balance sheet resulting in a low loan- to-deposit ratio • Future debt maturities are manageable and allow for efficient re-financing • Regions’ liquidity policy requires that the holding company maintain at least 18 months coverage of maturities, debt service and other cash needs • Management targets 24 months coverage • Bank wholesale funding requirements will be largely dictated by the relative performance of loan and deposit growth (1) Based on ending balances36 Loan-to-deposit ratio(1) 1Q16 2Q16 3Q16 4Q16 1Q17 83% 84% 82% 81% 80%

Strong Capital Levels Note: Regions’ CET1 ratio is estimated at 3/31/17. Peer financial data as of 3/31/17 includes BBT, CFG, CMA, FHN, FITB, HBAN, HBHC, KEY, MTB, PNC, SNV, STI, USB and ZION. Source: SNL Financial. 37 Basel III Common Equity Tier 1 Ratio Peer #1 Peer #2 RF Peer #3 Peer #4 Peer #5 Peer #6 Peer #7 Peer #8 Peer #9 Peer #10 Peer #11 Peer #12 Peer #13 Peer #14 12.2 11.5 11.3 11.2 10.8 10.7 10.5 10.3 10.2 10.2 9.9 9.9 9.7 9.7 9.5 Capital Priorities

Capital Returned to Shareholders Dividends Share Repurchases 2014 2015 2016 03/31/17 247 304 318 78 256 $503 623 $927 839 $1,157 150 $228 Robust Capital Returns (1) Includes fees associated with open market share repurchases.38 • Remain committed to target CET1 ratio of 9.5 percent based on current risk in our balance sheet • Target dividend payout ratio between 30 and 40 percent over time • Sufficient capital to support organic growth, strategic investments, and a robust return to shareholders • 2Q17 share repurchases through May 3rd totaled $125.3 million completing our 2016 CCAR authorization ($ in millions) (1)

Solid Total Shareholder Returns Source: Bloomberg Note: Total shareholder return data as of 3/31/2017 Peers include BBT, CFG (Publicly traded as of 2015), CMA, FITB, HBAN, HBHC, KEY, MTB, PNC, SNV, STI, USB, FHN and ZION 39 1 Year Peer #1 RF Peer #2 Peer #3 Peer #4 Peer #5 Peer #6 Peer #7 Peer #8 Peer #9 Peer #10 Peer #11 Peer #12 Peer #13 Peer #14 103.9 89.2 84.1 75.0 68.1 64.9 56.5 56.0 45.6 44.1 43.9 43.7 42.4 38.5 29.9 3 Year Peer #1 Peer #2 Peer #3 Peer #4 Peer #5 RF Peer #6 Peer #7 Peer #8 Peer #9 Peer #10 Peer #11 Peer #12 Peer #13 Peer #14 80.2 57.8 48.4 48.0 44.4 39.9 39.6 38.8 36.5 36.2 33.3 28.9 21.2 19.6 — 5 Year Peer #1 Peer #2 RF Peer #3 Peer #4 Peer #5 Peer #6 Peer #7 Peer #8 Peer #9 Peer #10 Peer #11 Peer #12 Peer #13 Peer #14 207.2 149.1 140.2 134.0 133.0 131.6 110.0 105.5 101.9 101.4 92.5 82.9 64.6 49.6 —

Long-term Targets and 2017 Expectations 40

2017 Expectations 41 Assumptions Expectations • GDP growth of 2% to 2.5% • Assumes market forward interest rate curve as of March 28, 2017 ◦ Average Fed Funds of 1.06% ◦ Average 10-year Treasury of 2.48% • Expected declines in indirect vehicle loans • On track to exceed branch consolidation target of 150 branches by end of 2017 • Expenses reflect continued cost elimination • Excluding the impact of the third-party indirect-vehicle portfolio, full-year average loans are expected to be flat to slightly down compared to the prior year* ▪ Expect modest growth of average and ending loans on a sequential linked-quarter basis throughout the rest of 2017 • Full year average deposits are expected to be relatively stable with the prior year* • Net interest income and other financing income growth of 3%-5%* • Adjusted non-interest income growth of 1%-3%* • Adjusted expenses 0%-1%; full year efficiency ratio ~62% • Adjusted operating leverage of 2%-4% • Full year effective tax rate expected in the 30%-32% range • Net charge-offs of 35-50 bps Note: The reconciliation with respect to these forward-looking non-GAAP measures is expected to be consistent with the actual non-GAAP reconciliations included in the attached appendix. * Expectations have been revised since originally being announced during the fourth quarter of 2016.

Executing on our Strategy 42 Note: The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with the actual non-GAAP reconciliations included in the attached appendix. (1) Non-GAAP; see appendix for reconciliation

Non-GAAP and FLS 43

Non-GAAP reconciliation: Non-interest income, non-interest expense and efficiency ratio

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. Management uses this ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended								
($ amounts in millions)		**3/31/2017**	12/31/2016	9/30/2016	6/30/2016	3/31/2016	1Q17 vs. 4Q16		1Q17 vs. 1Q16	
ADJUSTED EFFICIENCY, FEE INCOME AND OPERATING LEVERAGE RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE-CONTINUING OPERATIONS										
Non-interest expense (GAAP)	A	**$ 877**	$ 899	$ 934	$ 915	$ 869	$ (22)	(2.4)%	$ 8	0.9 %
Adjustments:										
Professional, legal and regulatory expenses		**—**	—	—	(3)	—	—	NM	—	NM
Branch consolidation, property and equipment charges		**(1)**	(17)	(5)	(22)	(14)	16	(94.1)%	13	(92.9)%
Loss on early extinguishment of debt		**—**	—	(14)	—	—	—	NM	—	NM
Salary and employee benefits—severance charges		**(4)**	(5)	(3)	(1)	(12)	1	(20.0)%	8	(66.7)%
Adjusted non-interest expense (non-GAAP)	B	**$ 872**	$ 877	$ 912	$ 889	$ 843	$ (5)	(0.6)%	$ 29	3.4 %
Net interest income and other financing income (GAAP)		**$ 859**	$ 853	$ 835	$ 848	$ 862	$ 6	0.7 %	$ (3)	(0.3)%
Taxable-equivalent adjustment		**22**	21	21	21	21	1	4.8 %	1	4.8 %
Net interest income and other financing income, taxable-equivalent basis	C	**$ 881**	$ 874	$ 856	$ 869	$ 883	$ 7	0.8 %	$ (2)	(0.2)%
Non-interest income (GAAP)	D	**$ 510**	$ 522	$ 599	$ 526	$ 506	$ (12)	(2.3)%	$ 4	0.8 %
Adjustments:										
Securities (gains) losses, net		**—**	(5)	—	(6)	5	5	(100.0)%	(5)	(100.0)%
Insurance proceeds		**—**	—	(47)	—	(3)	—	NM	3	(100.0)%
Leveraged lease termination gains, net		**—**	—	(8)	—	—	—	NM	—	NM
Gain on sale of affordable housing residential mortgage loans		**—**	(5)	—	—	—	5	(100.0)%	—	NM
Adjusted non-interest income (non-GAAP)	E	**$ 510**	$ 512	$ 544	$ 520	$ 508	$ (2)	(0.4)%	$ 2	0.4 %
Total revenue, taxable-equivalent basis	C+D=F	**$ 1,391**	$ 1,396	$ 1,455	$ 1,395	$ 1,389	$ (5)	(0.4)%	$ 2	0.1 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	C+E=G	**$ 1,391**	$ 1,386	$ 1,400	$ 1,389	$ 1,391	$ 5	0.4 %	$ —	— %
Operating leverage ratio (GAAP)	F-A									(0.8)%
Adjusted operating leverage ratio (non-GAAP)	G-B									(3.4)%
Efficiency ratio (GAAP)	A/F	**63.1%**	64.4%	64.2%	65.6%	62.5%				
Adjusted efficiency ratio (non-GAAP)	B/G	**62.7%**	63.2%	65.3%	64.0%	60.6%				
Fee income ratio (GAAP)	D/F	**36.7%**	37.4%	41.2%	37.7%	36.4%				
Adjusted fee income ratio (non-GAAP)	E/G	**36.6%**	36.9%	38.8%	37.5%	36.5%				

NM - Not Meaningful

44

REGIONS

Non-GAAP reconciliation continued: Adjusted allowance for loan losses to non-performing loans, excluding loans held for sale

The table below presents computations of the adjusted allowance for loan losses to non-performing loans, excluding loans held for sale ratio (non-GAAP), generally calculated as adjusted allowance for loan losses divided by adjusted total non-accrual loans, excluding loans held for sale. The allowance for loan losses (GAAP) is presented excluding the portion of the allowance related to direct energy loans to arrive at the adjusted allowance for loan losses (non-GAAP). Total non-accrual loans (GAAP) is presented excluding direct energy non-accrual loans to arrive at adjusted total non-accrual loans, excluding loans held for sale (non-GAAP), which is the denominator for the allowance for loan losses to non-accrual loans ratio. Management believes that excluding the portion of the allowance for loan losses related to direct energy loans and the direct energy non-accrual loans will assist investors in analyzing the Company's credit quality performance absent the volatility that has been experienced by energy businesses. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, are not audited, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		As of				
($ amounts in millions)		**3/31/2017**	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Allowance for loan losses (GAAP)	A	**$ 1,061**	$ 1,091	$ 1,126	$ 1,151	$ 1,151
Less: Direct energy portion		**123**	147	176	226	218
Adjusted allowance for loan losses (non-GAAP)	B	**$ 938**	$ 944	$ 950	$ 925	$ 933
Total non-accrual loans (GAAP)	C	**$ 1,004**	$ 995	$ 1,078	$ 1,025	$ 993
Less: Direct energy non-accrual loans		**310**	311	305	280	287
Adjusted total non-accrual loans (non-GAAP)	D	**$ 694**	$ 684	$ 773	$ 745	$ 706
Allowance for loan losses to non-performing loans, excluding loans held for sale (GAAP)	A/C	**1.06x**	1.10x	1.04x	1.12x	1.16x
Adjusted allowance for loan losses to non-performing loans, excluding loans held for sale (non-GAAP)	B/D	**1.35x**	1.38x	1.23x	1.24x	1.32x

45

REGIONS

Non-GAAP reconciliation: Basel III common equity Tier 1 ratio – fully phased-in pro-forma

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions' understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions' current understanding of the final framework includes certain assumptions, including the Company's interpretation of the requirements, and informal feedback received through the regulatory process. Regions' understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because Regions is not currently subject to the fully-phased in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions' disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions' capital adequacy using the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions' capital adequacy on this same basis.

($ amounts in millions)		**3/31/2017**	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma (1)						
Stockholder's equity (GAAP)		**$ 16,722**	$ 16,664	$ 17,365	$ 17,385	$ 17,211
Non-qualifying goodwill and intangibles		**(4,943)**	(4,955)	(4,936)	(4,946)	(4,947)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		**504**	489	(173)	(227)	(64)
Preferred stock (GAAP)		**(820)**	(820)	(820)	(820)	(820)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	D	**$ 11,463**	$ 11,378	$ 11,436	$ 11,392	$ 11,380
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) (2)	E	**$ 102,551**	$ 102,975	$ 103,749	$ 105,199	$ 106,227
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	D/E	**11.2%**	11.1%	11.0%	10.8%	10.7%

46

(1) Current quarter amounts and the resulting ratio are estimated.
(2) Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amount included above is a reasonable approximation, based on our understanding of the requirements.

REGIONS

Non-GAAP reconciliation continued: YTD return on average tangible stockholders' equity and earnings per common share from continuing operations The tables below present computations of "adjusted net income from continuing operations available to common shareholders," "adjusted return on average tangible common stockholders' equity" and "adjusted earnings per common share from continuing operations," which exclude certain significant items that are included in the financial results presented in accordance with GAAP. Management believes these measures provide a meaningful base for period-to-period comparisons, and will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. These non-GAAP measures also provide analysts and investors certain metrics regarding the progress of the Company in comparison to long-term expected results previously communicated. (1) The total net adjustments to non-interest expense is the summation of the adjustments previously shown on page 26. (2) The total net adjustments to non-interest income is the summation of the adjustments previously shown on page 26. (3) The computation of the income tax impact for adjusted items is based on 38.5%, comprised of the statutory federal rate of 35%, adjusted for applicable state income taxes, net of the related federal tax benefit. The tax adjustment also includes the tax impact from leveraged lease termination gains. (4) On a continuing operations basis.

Forward-looking statements Forward-Looking Statements This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The Basel III framework calls for additional risk-based capital surcharges for globally systemically important banks. Although we are not subject to such surcharges, it is possible that in the future we may become subject to similar surcharges. The following list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors" of Regions' Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time. 48

• The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. • The success of our marketing efforts in attracting and retaining customers. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • The risks and uncertainties related to our acquisition and integration of other companies. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act. • The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our inability to keep pace with technological changes could result in losing business to competitors. • Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; disruption or damage to our systems; increased costs; losses; or adverse effects to our reputation. • Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives. • Significant disruption of, or loss of public confidence in, the Internet and services and devices used to access the Internet could affect the ability of our customers to access their accounts and conduct banking transactions. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results. • Other risks identified from time to time in reports that we file with the SEC. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. Forward-looking statements continued 49

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